UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 17, 2011

American Natural Energy Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6100 South Yale - Suite 300, Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 481-1440

____________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01. Other Events

On February 17, 2011, we announced in a press release that we had signed a non-binding term sheet for the purpose of raising $5 million through the issuance of TIGRcub® Securities to be used for drilling and completions purposes. The Securities call for a monetary production payment equal to 45% of specifically identified revenues for a period of 84 months and provide for a first priority security interest in certain of our assets. We will also be issuing warrants to the investors as part of this transaction.

A copy of that press release is attached as Exhibit 99.1.

Section 9 -- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired. None required.

(b)	Pro forma financial information. None required.

(c)	Exhibits:

Exhibit Number	Description of Document
99.1	Press Release dated February 17, 2011 (furnished but not filed)

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: February 24, 2011	By: /s/ Michael K. Paulk
Michael K. Paulk, President